UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported):  June 12, 2012

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Research, Development and Demonstration Program

USEC Inc. (“USEC” or the “Company”) is working to deploy the American Centrifuge technology, a uranium enrichment gas centrifuge technology, in the American Centrifuge Plant in Piketon, Ohio (the “American Centrifuge Plant”).  The U.S. Department of Energy (“DOE”) and USEC have been in discussions regarding a cost-share research, development and demonstration (“RD&D”) program for the project to enhance the technical and financial readiness of the centrifuge technology for commercialization.  The proposed RD&D program scope is to construct and operate at least one complete demonstration cascade of 120 commercial centrifuge machines and key systems.  USEC has begun building machines and parts for the demonstration cascade and has been working with DOE and Congress to secure DOE funding for the RD&D program.

Cooperative Agreement between USEC, American Centrifuge Demonstration and DOE

On June 12, 2012, USEC and its newly created subsidiary American Centrifuge Demonstration, LLC (“ACD”) entered into a Cooperative Agreement (the “Cooperative Agreement”) with DOE to provide funding for the RD&D program (also referred to as the American Centrifuge Cascade Demonstration Test Program).  ACD was formed by USEC to carry out the RD&D program but does not yet have any material assets or operations.  The Cooperative Agreement provides for 80% DOE and 20% USEC cost sharing for work performed during the period June 1, 2012 through December 31, 2013 (the “RD&D Period”) with a total estimated cost of $350 million. DOE’s total contribution would be up to $280 million (the “Government Cost Share”) and USEC’s contribution would be up to $70 million (the “USEC Cost Share”).  The Cooperative Agreement will be incrementally funded and DOE funding is limited to $87.7 million until DOE provides authorization for additional funding.  However, until certain initial conditions are met, as described below, DOE funding is limited to $26.4 million through July 31, 2012 (the “Initial Funding”).

Under the Cooperative Agreement, DOE will accept title to quantities of depleted uranium tails that will enable USEC to release encumbered funds for approximately 80% of the allowable costs of the RD&D program equivalent to $87.7 million through November 30, 2012.  Depleted uranium is generated as a result of operation of the Company’s gaseous diffusion plant in Paducah, Kentucky. Under USEC’s license with the Nuclear Regulatory Commission, USEC must guarantee the disposition of this depleted uranium with financial assurance.  USEC will remain responsible, at its expense, for the storage of the transferred depleted uranium until DOE takes custody and possession of the material. USEC will provide cost sharing equal to 20% of the allowable costs of $109.6 million of the RD&D program, or $21.9 million through November 30, 2012.  USEC’s 20% contribution will include investments made by USEC commencing June 1, 2012.  DOE may make available the remaining $192.3 million (the “Additional Funding”) of the Government Cost Share.  However, the Additional Funding is subject to Congressional appropriations, Congressional transfer or reprogramming authority to permit the use by DOE of funds previously appropriated for another program, or other sources available to DOE and therefore it is possible that Additional Funds may not be made available.

USEC formed ACD to carry out the RD&D program.  Under the Cooperative Agreement, USEC has agreed to put in place a governance structure for ACD to provide enhanced program management and execution for the performance of the RD&D program, subject to USEC’s requirements under its license from the Nuclear Regulatory Commission (“NRC”).  This structure is anticipated to include a board of managers that includes members from other companies who may participate in the RD&D program and independent members and is not controlled by USEC. The board of managers of ACD will oversee and direct the management of the RD&D program.  It is anticipated that ACD will contract with American Centrifuge Manufacturing LLC (“ACM”) for centrifuge machines, with the holder of the NRC license for operations services, and with other entities, including USEC and its affiliates, for other materials and services required to implement the RD&D program.  ACM is a joint company established by USEC and Babcock & Wilcox Technical Services Group, Inc. for the manufacture and assembly of centrifuge machines for the American Centrifuge plant.  Certain actions to implement this governance structure are a condition to DOE providing funding beyond the Initial Funding, subject to regulatory requirements and obtaining regulatory approvals.  USEC has been in discussions with its strategic investors Toshiba Corporation and Babcock & Wilcox Investment Company (“B&W”) and with other potential third parties regarding their possible participation in ACD.  These third party participants could provide project management support and personnel to enhance RD&D program execution, but are not anticipated to provide any of the USEC Cost Share.

The Cooperative Agreement also includes technical milestones for the RD&D program relating to the following: (1) finalization of a test program plan for the remaining technical milestones and for full system reliability and plant availability; (2) machine operation run-time; (3) machine manufacturing demonstration; (4) centrifuge machine reliability demonstration; and (5) cascade operation, including balance of plant support system demonstration.  Submittal of a more detailed cost and schedule for the program, including the dates for the technical milestones, is also a condition to DOE providing funding beyond the Initial Funding.   DOE shall have the right to terminate the Cooperative Agreement if any of these technical milestones are not met on or before the agreed date for such milestones.  DOE also has the right to terminate the Cooperative Agreement if other material obligations are not met.  Failure to meet the technical milestones under the Cooperative Agreement could provide a basis for DOE to exercise its remedies under the 2002 Agreement (as defined below).  Additional information regarding the remedies under the 2002 Agreement can be found below and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

The Cooperative Agreement provides that title to the centrifuge machines and equipment produced or acquired under the RD&D program shall be transferred to DOE under the Equipment Contract described below.

Execution of the Cooperative Agreement satisfies the requirement of the Company’s credit facility that the Company shall have entered into a definitive agreement with DOE for the RD&D program in order to continue spending on the American Centrifuge project.  Under the credit facility, USEC can invest its 20% share of the costs under the RD&D program as long as the amount of expenditures reimbursable to USEC under the RD&D program that have not yet been reimbursed does not exceed $50 million.

Equipment Contract

On June 12, 2012, ACD entered into a Contract (the “Equipment Contract”) with DOE to transfer to DOE title to the centrifuge machines and equipment used or acquired in the RD&D program (the “Transferred Property”).  Transferred Property includes some existing machines and equipment, which will be transferred to ACD from USEC, and, at DOE’s option, the machines and equipment produced or acquired under the Cooperative Agreement.  As compensation for the sale of the Transferred Property, (1) DOE will make the Transferred Property available for no additional fee as leased personal property under the lease agreement between DOE and USEC for the facilities at Piketon, Ohio for the American Centrifuge Plant (the “Lease Agreement”), and (2) at financial closing on the financing for the construction of the American Centrifuge plant, title to the Transferred Property will transfer to the lessee under and in accordance with the terms of the Lease Agreement.  If USEC abandons the centrifuge technology and returns the premises leased under the Lease Agreement to DOE, DOE will keep the Transferred Property and would be responsible for its disposal.

Amendment to the June 2002 DOE-USEC Agreement

On June 12, 2012 USEC and DOE entered into an amendment (the “2002 Agreement Amendment”) to the Agreement dated June 17, 2002 between DOE and USEC, as amended (the “2002 Agreement”).  The 2002 Agreement provides that USEC will develop, demonstrate and deploy the American Centrifuge technology in accordance with milestones and provides for remedies in the event of a failure to meet a milestone under certain circumstances. The 2002 Agreement Amendment adds two new milestones and revises the remaining four milestones under the 2002 Agreement relating to the financing and operation of the American Centrifuge Plant to be aligned with the RD&D program.  USEC and DOE have agreed to the following modifications to the 2002 Agreement, as more fully described in the 2002 Agreement Amendment:

•	The following two new milestones are added:

May 2014 – Successful completion of the American Centrifuge Cascade Demonstration Test Program

June 2014 – Commitment to proceed with commercial operation

•	The remaining milestones were extended as follows:

November 2014 – Secure firm financing commitment(s) for the construction of the commercial American Centrifuge Plant with an annual capacity of approximately 3.5 million separative work units (“SWU”) per year

July 2017 – Begin commercial American Centrifuge Plant operations

September 2018 – Commercial American Centrifuge Plant annual capacity at 1 million SWU per year

September 2020 – Commercial American Centrifuge Plant annual capacity of approximately 3.5 million SWU per year;

•
USEC will submit a revised plan to DOE covering the milestones after November 2014 on or before the date it submits a notice of commitment to proceed with commercial operations, and DOE and USEC agree to discuss adjustment of these remaining milestones as may be appropriate based on this revised plan;

•
A portion of USEC’s obligations under Article 3 of the 2002 Agreement (relating to deployment of advanced enrichment technology) may be carried out by ACD as appropriate for ACD in implementing the RD&D program;

•
USEC also granted to DOE an irrevocable, non-exclusive right to use or permit third parties on behalf of DOE to use all American Centrifuge technology intellectual property (“Centrifuge IP”) royalty free for U.S. government purposes (which includes completion of the cascade demonstration test program and national defense purposes, including providing nuclear material to operate commercial nuclear power reactors for tritium production); and

•
USEC also granted a non-exclusive license to DOE to use such Centrifuge IP developed at USEC’s expense for commercial purposes (including a right to sublicense), which may be exercised only if USEC misses any of the milestones under the 2002 Agreement or if USEC (or an affiliate or entity acting through USEC) is no longer willing or able to proceed with, or has determined to abandon or has constructively abandoned, the commercial deployment of the centrifuge technology.  Such commercial purposes licenses are subject to payment of a reasonable royalty to USEC, which shall not exceed $665 million.

A copy of the press release announcing the foregoing is attached to this Form 8-K as Exhibit 99.1

The Company, or its subsidiaries, is also a party to a number of other agreements or arrangements with the U.S. government, as described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q.

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 – that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For USEC, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, but are not limited to: risks related to the ongoing transition of our business, including uncertainty regarding the transition of the Paducah gaseous diffusion plant and uncertainty regarding continued funding for the American Centrifuge project and the impact of decisions we may make in the near term on our business and prospects; our ability to satisfy the conditions to additional funding under the cooperative agreement with DOE, including our ability to implement the governance structure required under the RD&D program; uncertainty regarding the timing, amount and availability of additional funding for the RD&D program and the dependency of government funding on Congressional appropriations; restrictions in our credit facility on our spending on the American Centrifuge project and the potential for us to demobilize the project; the impact of any conditions that are placed on us or on the American Centrifuge project in connection with or as a condition to the RD&D program or other funding, including a restructuring of our role and investment in the project; limitations on our ability to provide any required cost sharing under the RD&D program; the ultimate success of efforts to obtain a DOE loan guarantee for the American Centrifuge project, including the ability through the RD&D program or otherwise to address the concerns raised by DOE with respect to the financial and project execution depth of the project, and the timing and terms thereof; the impact of actions we have taken or may take to reduce spending on the American Centrifuge project, including the potential loss of key suppliers and employees, and impacts to cost and schedule; the impact of delays in the American Centrifuge project and uncertainty regarding our ability to remobilize the project; the potential for DOE to seek to exercise its remedies under the June 2002 DOE-USEC agreement; risks related to the completion of the remaining two phases of the three-phased strategic investment by Toshiba Corporation (“Toshiba”) and Babcock & Wilcox Investment Company (“B&W”), including uncertainty regarding the potential participation of Toshiba and B&W in the governance structure required under the RD&D program, and the potential for immediate termination of the securities purchase agreement governing their investments; changes in U.S. government priorities and the availability of government funding, including loan guarantees; uncertainty regarding the continued capitalization of certain assets related to the American Centrifuge Plant and the impact of a potential impairment of these assets on our results of operations; uncertainty regarding the financial impact of the agreements with DOE on our results of operations; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and quarterly reports on Form 10-Q, which are available on our website www.usec.com. We do not undertake to update our forward-looking statements except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit
Number                      Description

99.1	Press release dated June 13, 2012, issued by USEC Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

June 13, 2012	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number                       Description

99.1	Press release dated June 13, 2012, issued by USEC Inc.